Exhibit 99.1

CONTACT: Debra McConnell Global Communications (508) 390-2323	FOR IMMEDIATE RELEASE Wednesday, December 2, 2020

THE TJX COMPANIES, INC. ANNOUNCES EARLY TENDER RESULTS AND UPSIZE OF ITS CASH TENDER OFFERS FOR CERTAIN DEBT SECURITIES

Framingham, MA — The TJX Companies, Inc. (NYSE: TJX) (“TJX” or the “Company”) today announced that, in connection with its previously announced cash tender offers (collectively, the “Offers”) for up to $750.0 million combined aggregate principal amount (the “Maximum Tender Amount”) of the debt securities listed in the table below (collectively, the “Securities”) from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”), approximately $1.50 billion in combined aggregate principal amount of Securities was validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on December 2, 2020 (the “Early Tender Deadline”), in the aggregate amounts as shown in the table below. The Company also today announced it has amended the Offers to increase the previously announced Maximum Tender Amount from $750,000,000 to $1,118,651,000 of the Securities validly tendered and not validly withdrawn by the Early Tender Deadline (the “Amended Maximum Tender Amount”).

The terms and conditions of the Offers are described in the Offer to Purchase and remain unchanged except as amended hereby. The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Offers	Aggregate Principal Amount Tendered(1)	Aggregate Principal Amount Expected to be Accepted for Purchase	Proration Factor
4.500% Senior Notes due 2050	872540 AU3	1	$750,000,000	$364,501,000	$364,501,000	100.0%
3.875% Senior Notes due 2030	872540 AT6	2	$1,250,000,000	$754,150,000	$754,150,000	100.0%
3.750% Senior Notes due 2027	872540 AS8	3	$750,000,000	$382,087,000	$0	0.0%

(1)	As of the Early Tender Deadline.

Subject to the Amended Maximum Tender Amount, the Offers, order of priority (the “Acceptance Priority Levels”) and proration set forth in the table above are as described in the Offer to Purchase, dated November 18, 2020, as amended or supplemented (the “Offer to Purchase”). Any Securities validly tendered and not withdrawn by the Early Tender Deadline that are not accepted for purchase will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase. The determination of the Total Consideration (as defined in the Offer to Purchase) will occur at 10:00 a.m., New York City time, on December 3, 2020. The early settlement date is expected to occur on December 4, 2020 (the “Early Settlement Date”).

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on December 16, 2020, because the principal amount of Securities validly tendered and not validly withdrawn by the Early Tender Deadline exceeded the Amended Maximum Tender Amount, the Company does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline. Any Securities tendered after the Early Tender Deadline will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

Holders of Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be eligible to receive the Total Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $30.00 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by the Company. All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the Early Settlement Date.

In accordance with the terms of the Offers, the Withdrawal Deadline was 5:00 p.m., New York City time, on December 2, 2020. As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Company reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Amended Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Information Relating to the Offers

BofA Securities, Deutsche Bank Securities Inc. and J.P. Morgan are acting as the dealer managers for the Offers (collectively, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430-3774 (banks and brokers), by email at contact@gbsc-usa.com or at http://www.gbsc-usa.com/registration/tjx/. Questions regarding the Offers should be directed to BofA Securities, Liability Management Group, at (980) 387-3907 (collect), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or J.P. Morgan, Liability Management Group, at (212) 834-3424 (collect) and (866) 834-4666 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of TJX or its affiliates, their respective boards of directors or similar governing bodies, the Dealer Managers, the information and tender agent or the applicable trustee is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers, and neither TJX nor any other person has authorized any person to make any such recommendation.

About The TJX Companies, Inc.

The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. As of October 31, 2020, the end of the Company’s third quarter, the Company operated a total of 4,574 stores in nine countries, the United States, Canada, the United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands, and Australia, and four e-commerce sites. These include 1,272 T.J. Maxx, 1,134 Marshalls, 821 HomeGoods, 48 Sierra, and 34 Homesense stores, as well as tjmaxx.com, marshalls.com, and sierra.com in the United States; 280 Winners, 143 HomeSense, and 102 Marshalls stores in Canada; 602 T.K. Maxx and 78 Homesense stores, as well as tkmaxx.com, in Europe; and 60 T.K. Maxx stores in Australia. TJX’s press releases and financial information are available at TJX.com.

Forward-looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, including all statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements, and involve a number of risks and uncertainties. Specifically, we cannot assure you that the Offers described above will be made on the terms currently contemplated or at all. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.